Calculation of Filing Fee Tables
S-3
Structure Therapeutics Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, $0.0001 par value per share	457(r)	34,500,000	$ 21.6667	$ 747,500,000.00	0.0001381	$ 103,229.75
Fees to be Paid	2	Equity	Pre-Funded Warrants to Purchase Ordinary Shares	457(r)	4,615,386	$ 21.6667		0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 747,500,000.00		$ 103,229.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 103,229.75
Offering Note
[1]	(1.a) These Ordinary Shares are represented by American depositary shares ("ADSs"), each of which represents three Ordinary Shares of the registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (No. 333-269454). (1.b) The Registration Fee was calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's Registration Statement on Form S-3ASR (File No. 333-289326) on August 6, 2025 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. (1.c) The Amount Registered includes (i) 4,615,386 ordinary shares that are issuable upon exercise of the pre-funded warrants referenced below and (ii) 4,500,000 ordinary shares issuable upon exercise of the underwriters' option to purchase additional ADSs.

[2]	(2.a) These Ordinary Shares are represented by ADSs, each of which represents three Ordinary Shares of the registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (No. 333-269454). (2.b) The Registration Fee was calculated in accordance with Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant's Registration Statement on Form S-3ASR (File No. 333-289326) on August 6, 2025 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. (2.c) The Maximum Aggregate Offering Price and Registration Fee represents sum of the pre-funded warrants sales price of $21.6666 per pre-funded warrant and the exercise price of $0.0001 per share issuable pursuant to the pre-funded warrants. Pursuant to Securities and Exchange Commission staff interpretation, the entire fee is allocated to the Ordinary Shares underlying the pre-funded warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $747,500,000.00. The prospectus is a final prospectus for the related offering.